EX-10.S
                              AMENDED EMPLOYMENT AGREEMENT





June 4, 2002

Larry W. Singleton
Safety-Kleen Corp.
1301 Gervais Street, Suite 300
Columbia, SC  29201

Dear Larry,

As you know, your employment contract expires July 16, 2002. You have served Safety-Kleen Corp. (the "Company") for the last two years as the Chief Financial Officer, and I understand that you are willing to continue to serve in that capacity. The Company would also like you to continue as an Executive Vice President and Chief Financial Officer. Accordingly, the purpose of this letter is to amend the Employment Agreement by and between you (the "Executive") and the Company, dated July 17, 2000 (the "Singleton Employment Agreement"):

1. Paragraph 1 of the Singleton Employment Agreement is deleted and replaced as follows:

         "The term of the Employment Agreement (the "Term") shall end May 31, 2003, unless such employment is earlier terminated for any reason as provided in the Employment Agreement, as amended."

2. Paragraph 2(a) of the Singleton Employment Agreement is amended to reflect that Executive's title has changed from Senior Vice President and Chief Financial Officer to Executive Vice President and Chief Financial Officer.

3.       Paragraph 2(a)(2) of the Singleton Employment Agreement is deleted.

4. Paragraph 3 of the Singleton Employment Agreement is deleted and replaced as follows:

         "COMPENSATION. (a) Salary. From the date of employment through the end of the Term, the Executive shall receive a monthly salary (the "Salary") of $50,000, payable in accordance with the Company's normal payroll practices for executives.

                  (b) SIGNING BONUS Upon execution of this Amendment, Executive will be entitled to a $100,000 signing bonus.

                  (c) OTHER BENEFITS. In addition to the foregoing, during the
         Term: (i) the Executive shall be entitled to participate in the current and any future savings, retirement, fringe benefit, and any other benefit plans, practices, policies and programs of the Company on terms and conditions commensurate with Executive's position and level of responsibility with the Company, but in no event less than those applicable to peer executives; provided, however, the Executive shall not be entitled to participate in any general bonus or severance plans, practices, policies or programs of the Company (and provided further that nothing herein will prevent the Board from approving discretionary bonus plans for the Executive); and (ii) the Executive shall be entitled to four weeks of vacation, effective and vested immediately. Further, the Company will promptly reimburse Executive for all travel and other business expenses that Executive incurs in the course of the performance of his duties under this Agreement, including any commuting expenses to/from and living expenses in Columbia, SC, plus tax "gross up" thereon if any taxes based on income are applicable, in a manner commensurate with Executive's position and level of responsibility with the Company, but in no event less than those applicable to peer executives.

                  (d) For purposes of this Section 3, the Executive's peer executives shall be other senior executives employed by the Company."

5. Paragraph 4 (1) of the Singleton Employment Agreement is deleted and replaced with section 4(b) of that Employment Agreement between the Company and Thomas W. Arnst dated October 4, 2001 and attached as exhibit 10(u) to the Company's 10k filed with the SEC on November 29, 2001 (the "Exhibit Employment Agreement").

6. Paragraph 4(e) of the Exhibit Employment greement is added as section 4(5) to the Singleton Employment Agreement.

7. Paragraph 5 of the Singleton Employment Agreement is deleted and Replaced with paragraph 5 of the Exhibit Employment Agreement.

8. The references to David Kurtz, Esq. in paragraph 11(1) of the Singleton Employment Agreement are deleted and replaced with the name Jan Baker.

9.      Paragraph  7  of the  Exhibit  Employment  Agreement,  along  with   the
incorporated by reference Exhibit A, is added to the Singleton Employment Agreement as paragraph 12.

Unless otherwise noted above, all other provisions of the Singleton Employment Agreement remain valid and in effect. If you agree to the above changes to the Singleton Employment Agreement, please signify by signing below. This amendment becomes effective upon the date of your signature.

                                     Very truly yours,

                                        /s/ Ronald A. Rittenmeyer

                                     Ronald A. Rittenmeyer
                                     Chairman
                                     Safety-Kleen Corp.


Consented and Agreed to:

  /s/ Larry W. Singleton
----------------------------
Larry W. Singleton

Dated:
 June 4, 2002
-----------------------------